Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)

Century Casinos, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	457(o)
Fees to Be Paid	Debt	Debt Securities	457(o)
Fees to Be Paid	Other	Depositary Certificates	457(o)
Fees to Be Paid	Other	Warrants	457(o)
Fees to Be Paid	Other	Units	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(2)		$0(3)	0.0001381	$0
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Equity	Preferred Stock, par value $0.01 per share	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Debt	Debt Securities	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Other	Depositary Certificates	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Other	Warrants	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Other	Units	415(a)(6)						S-3	333-272437	June 14, 2023
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)			$100,000,000			S-3	333-272437	June 14, 2023	$12,980
	Total Offering Amounts					$100,000,000(3)		$0
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of stock purchase contracts to purchase common stock or other securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(3)
Pursuant to Rule 415(a)(6)under the Securities Act, the securities registered pursuant to this registration statement include $100,000,000.00 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-239723), which was declared effective on July 23, 2020 (the "2020 Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $12,980 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee paid in connection with the Unsold Securities was carried forward to a Registration Statement on Form S-3 (File No. 333-272437) (the “2023 Registration Statement”), and all of the Unsold Securities remain unsold to date. The filing fee associated with the offering of the Unsold Securities initially registered on the 2020 Registration Statement and subsequently carried forward to the 2023 Registration Statement is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2023 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the 2023 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6)and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.